SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_



                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

         A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                               (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                           60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              --------------------
                     WASHINGTON REAL ESTATE INVESTMENT TRUST
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


         MARYLAND                                                     53-0261100
   (STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

6110 EXECUTIVE BOULEVARD
SUITE 800
ROCKVILLE, MARYLAND                                                        20852
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 25th day of June, 1999.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE


                      BY /s/Sandra L. Caruba
                        -----------------------------------------
                           SANDRA L. CARUBA
                           VICE PRESIDENT





* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                 June 25, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture by and between Washington Real Estate Investment Trust and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                Very truly yours,

                                THE FIRST NATIONAL BANK OF CHICAGO



                      BY /s/Sandra L. Caruba
                        -----------------------------------------
                            SANDRA L. CARUBA
                            VICE PRESIDENT

                                    EXHIBT 7

Legal Title of Bank:       The First National Bank of Chicago Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                    Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                           DOLLAR AMOUNTS IN THOUSANDS C400
                                                                                           RCFD    BIL MIL THOU        ----
                                                                                           ----    ------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule
   RC-A):                                                                                  RCFD
                                                                                           ----
   a. Noninterest-bearing balances and currency and coin)....................              0081      3,809,517         1.a
   b. Interest-bearing balances(2)...........................................              0071      4,072,166         1.b
2. Securities
   a. Held-to-maturity securities(from Schedule RC-B, column A)..............              1754              0         2.a
   b. Available-for-sale securities (from Schedule RC-B, column D)...........              1773     12,885,728         2.b
3. Federal funds sold and securities purchased under agreements to
   resell                                                                                  1350      4,684,756         3.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from Schedule                              RCFD
                                                                                           ----
   RC-C)....................................................................               2122     34,304,806         4.a
   b. LESS: Allowance for loan and lease losses..............................              3123        411,476         4.b
   c. LESS: Allocated transfer risk reserve..................................              3128          3,884         4.c
   d. Loans and leases, net of unearned income, allowance, and                             RCFD
                                                                                           ----
   reserve (item 4.a minus 4.b and 4.c)......................................              2125     33,889,446         4.d
5. Trading assets (from Schedule RD-D).......................................              3545      5,100,499         5.
6. Premises and fixed assets (including capitalized leases)..................              2145        754,052         6.
7. Other real estate owned (from Schedule RC-M)..............................              2150          5,244         7.
8. Investments in unconsolidated subsidiaries and associated
   companies (from Schedule RC-M)............................................              2130        201,068         8.
9. Customers'liability to this bank on acceptances outstanding ..............              2155                        9.
10.Intangible assets (from Schedule RC-M)....................................              2143        285,709        10.
11.Other assets (from Schedule RC-F).........................................              2160      2,987,184        11.
12.Total assets (sum of items 1 through 11)..................................              2170     68,940,410        12.


-------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:                The First National Bank of Chicago Call Date: 03/31/99 ST-BK: 17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0460                                       Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8
                                    ---------

SCHEDULE RC-CONTINUED

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
LIABILITIES                                                                                        ---------
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                     RCON
                                                                                                 ----
       from Schedule RC-E, part 1)...................                                            2200       22,163,664        13.a
       (1) Noninterest-bearing(1)....................                                            6631        9,740,100        13.a1
       (2)  Interest-bearing............................                                         6636       12,423,564        13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                                  RCFN
                                                                                                 ----
       IBFs (from Schedule RC-E, part II)...                                                     2200       19,273,426        13.b
       (1) Noninterest bearing.......................                                            6631          334,741        13.b1
       (2) Interest-bearing..........................                                            6636       18,938,685        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                               RCFD 2800   4,405,792        14
15. a. Demand notes issued to the U.S. Treasury                                                  RCON 2840     173,505        15.a
    b.   Trading Liabilities(from Schedule RC-D).............................                    RCFD 3548   4,824,567        15.b

16. Other borrowed money:                                                                        RCFD
                                                                                                 ----
    a. With original maturity of one year or less............                                    2332        7,453,761        16.a
    b. With original  maturity of more than one year.                                            A547          330,300        16.b
    c. With original maturity of more than three years ..............                            A548          357,737        16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding...........                           2920          265,041        18.
19. Subordinated notes and debentures................                                            3200        2,600,000        19.
20. Other liabilities (from Schedule RC-G)...........                                            2930        1,878,367        20.
21. Total liabilities (sum of items 13 through 20)...                                            2948       63,726,160        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....                                            3838                0        23.
24. Common stock.....................................                                            3230          200,858        24.
25. Surplus (exclude all surplus related to preferred stock)                                     3839        3,239,836        25.
26. a. Undivided profits and capital reserves........                                            3632        1,813,367        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................                                            8434         (37,357)        26.b
    c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES.......                                 4336                0        26.c
27. Cumulative foreign currency translation adjustments.........                                 3284          (2,454)        27.
28. Total equity capital (sum of items 23 through 27)............                                3210        5,214,250        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............                                            3300       68,940,410        29.

Memorandum
To be reporte only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most
    comprehensive level of auditing work performed for the bank by independent external                             Number
    auditors as of any date during 1996.........................................................RCFD 6724..... N/A  M.1.

1 = Independent audit of the bank conducted in accordance          4.= Directors'examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank      authority)
2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                               7 = Other audit  procedures  (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)
_____________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.